The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and neither we nor the selling stockholder are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(7)
Registration No. 333-255756
Subject to Completion, Dated August 10, 2022.
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 4, 2021)
6,355,694 Shares

EVERTEC, Inc.
Common Stock

The selling stockholder identified in this prospectus supplement (the “selling stockholder”) is offering all of the shares of our common stock (“common stock”) owned by it, less the shares we will repurchase pursuant to the Share Purchase Agreement described in the following paragraph. Following this offering and the Share Repurchase, Popular will not beneficially own any shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholder.
We have entered into a share purchase agreement (the “Share Purchase Agreement”) with Popular, Inc. (“Popular”) who is also the selling stockholder in this offering, to repurchase from Popular in a private transaction a number of shares of our common stock equal to $25.0 million at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement (the “Share Repurchase”). Based on an assumed purchase price calculated using $36.21, the last reported sale price of our common stock on August 9, 2022, the number of shares to be repurchased would be 709,940 shares. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that this offering or the Share Repurchase will be consummated.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EVTC.” The last reported sale price of our common stock on the NYSE on August 9, 2022 was $36.21 per share.
The purchasers of shares in this offering will not receive the cash dividend of $0.05 per share of common stock declared on July 28, 2022 and payable on September 2, 2022. See “Recent Developments—Dividend.”
Investing in our common stock involves risks. See “Risk Factors” on page S-5 of this prospectus supplement, beginning on page 2 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as well as the other information contained in such Form 10-K and Form 10-Q (which Annual Report on Form 10-K and Quarterly Report on Form 10-Q are incorporated by reference herein) to read about factors you should consider before making a decision to invest in our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholder	$	$
(1)	See “Underwriting” for additional information regarding compensation payable to the underwriter.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares against payment in New York, New York on     , 2022.
J.P. Morgan
Prospectus Supplement dated     , 2022.

Prospectus supplement
Prospectus
Neither we, the selling stockholder or the underwriter, have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. Neither we, the selling stockholder or the underwriter, take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.
S-i

About this prospectus supplement
On May 4, 2021, we filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which was automatically declared effective upon filing.
This prospectus supplement describes the specific terms of an offering of our common stock by the selling stockholder and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” of this prospectus supplement, before investing in our common stock.
The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Prospectus supplement summary
This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable free writing prospectus we file with the SEC and the information incorporated herein by reference, including the financial data and related notes and the sections entitled “Risk Factors.” Unless the context requires otherwise, references to “our company,” “we,” “us” and “our” refer to EVERTEC, Inc. and its direct and indirect subsidiaries. References to “GAAP” are to the generally accepted accounting principles of the United States.
Overview
We are a leading full-service transaction processing business in Latin America and the Caribbean. We are based in Puerto Rico and provide a broad range of merchant acquiring, payment processing and business process management services. We provide services across 26 countries in the region. We own and operate the ATH network, which we believe is one of the leading personal identification number (“PIN”) debit and automated teller machine (“ATM”) networks in the Caribbean and Latin America. In addition, we provide a comprehensive suite of services for core bank processing and cash processing in Puerto Rico and technology outsourcing in the regions we serve. We serve a broad and diversified customer base of leading financial institutions, merchants, corporations, and government agencies with solutions that are essential to their operations.
Our broad suite of services spans the entire transaction-processing value chain and includes a range of front-end customer-facing solutions such as the electronic capture and authorization of transactions at the point-of-sale, as well as back-end support services such as the clearing and settlement of transactions and account reconciliation for card issuers. These include: (i) merchant acquiring services, which enable point of sales and e-commerce merchants to accept and process electronic methods of payment such as debit, credit, prepaid and electronic benefit transfer cards; (ii) payment processing services, which enable financial institutions and other issuers to manage, support and facilitate the processing for credit, debit, prepaid, automated teller machines and electronic benefit transfer card programs; and (iii) business process management solutions, which provide “mission-critical” technology solutions such as core bank processing, as well as IT outsourcing and cash management services to financial institutions, corporations and governments. We provide these services through scalable, end-to-end technology platforms that we manage and operate in-house and that generate significant operating efficiencies that enable us to maximize profitability.
Recent developments
Popular Transaction
On July 1, 2022, we closed the previously announced Popular Transaction, which includes extensions and amendments to the main commercial agreements with Banco Popular de Puerto Rico (“Banco Popular”), and a sale (the “Asset Sale”) to Banco Popular de Puerto Rico and its parent, Popular, of certain technology services assets from the Business Solutions Segment that are used exclusively to service Popular and its affiliates (the “Popular Transaction”). The extension of the Merchant Acquiring Independent Sales Organization Agreement (the “ISO Agreement”) includes a revenue sharing provision that will be treated as an expense and will result in a decline in the Merchant Acquiring Segment results. The extension of the Master Services Agreement (the “MSA”) includes a reduction in the CPI cap from 5% to 1.5%, as well as a retroactive credit, which we estimate to be approximately $7 million and will be reflected in the third quarter of 2022, for the 5% CPI price increase applied to certain services from October 1, 2021 through June 30, 2022, both terms of which will negatively impact the revenue and consequently margin of the Business Solutions Segment and, to a lesser extent, the Payment Services – Puerto Rico Segment. Additionally, as part of the amendments to the MSA, there will be contractual revenue minimums through 2028. As consideration for the Asset Sale, we received 4,589,169 shares of our common stock previously held by Popular, reducing the number of shares held by Popular to 7,065,634. The Asset Sale will result in a reduction in revenue, which we estimate to be approximately $30 million annually, and margin in the Business Solutions Segment. We estimate the Popular Transaction will result in a measurable reduction in our margin, particularly in our Merchant Acquiring and Business Solutions Segments.

Share repurchase
We have entered into the Share Purchase Agreement to repurchase from Popular in a private transaction a number of shares of our common stock equal to $25.0 million at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. Based on an assumed purchase price calculated using $36.21, the last reported sale price of our common stock on August 9, 2022, the number of shares to be repurchased would be 709,940 shares. The number of shares to be repurchased could be higher or lower depending on the price per share at which the shares are sold to the public in this offering less the underwriting discounts and commissions. The closing of the Share Repurchase will be concurrent with the closing of this offering. The terms and conditions of the Share Repurchase were reviewed and approved by our Board of Directors.
The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that this offering or the Share Repurchase will be consummated.
The repurchased shares of common stock will be cancelled and will no longer be outstanding following the completion of this offering. A $1.00 increase or decrease in the assumed purchase price of $36.21 per share would not have a significant impact on pro forma adjusted net income per share for the year ended December 31, 2021 and the quarter ended June 30, 2022.
The description of and the other information in this prospectus supplement regarding the Share Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock, subject to the Share Repurchase.
Dividend
On July 28, 2022, our board of directors declared a regular cash dividend of $0.05 per share of common stock. The dividend will be paid on September 2, 2022 to stockholders of record at the close of business on August 8, 2022. The purchasers of shares in this offering will not receive the dividend that will be paid on September 2, 2022 with respect to such purchased shares.
Corporate information
We were incorporated under the laws of the Commonwealth of Puerto Rico in April 2012. Our main operating subsidiary, EVERTEC Group, LLC (formerly known as EVERTEC, LLC and EVERTEC, Inc.), was organized under the laws of the Commonwealth of Puerto Rico in 1988. Our headquarters are located at Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926 and our telephone number is (787) 759-9999. Our common stock is listed on the New York Stock Exchange under the symbol “EVTC.” We maintain a number of websites, including www.evertecinc.com. The information on, or accessible through, our websites is not part of this prospectus supplement.

The offering
Selling stockholder
Popular, Inc.
Common stock offered by the selling stockholder
6,355,694 shares. Following this offering and the Share Repurchase, Popular will not beneficially own any shares of our common stock.
Share Repurchase
We have entered into the Share Purchase Agreement to repurchase from Popular in a private transaction a number of shares of our common stock equal to $25.0 million at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The closing of the Share Repurchase will be concurrent with the closing of this offering. The repurchased shares of common stock will be cancelled and will no longer be outstanding after this offering. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that this offering or the Share Repurchase will be consummated.
Common stock to be outstanding after this offering and the Share Repurchase
66,068,215 shares.
Use of proceeds
We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder. See “Use of Proceeds.”
Dividend
On July 28, 2022, our board of directors declared a regular cash dividend of $0.05 per share of common stock. The dividend will be paid on September 2, 2022 to stockholders of record at the close of business on August 8, 2022. The purchasers of shares in this offering will not receive the dividend that will be paid on September 2, 2022 with respect to such purchased shares.
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference for a discussion of factors you should consider carefully before investing in our common stock.
NYSE trading symbol
“EVTC.”
Unless otherwise indicated, the number of shares of our common stock outstanding after this offering assumes the consummation of the Share Repurchase of a number of shares of our common stock equal to $25.0 million and is based on 71,367,324 shares outstanding as of June 30, 2022 and:
•	excludes 1,348,255 shares of our common stock issuable upon exercise of outstanding restricted stock units (“RSUs”) as of June 30, 2022 with a weighted average exercise price of $38.99 per share; and
•	includes the retirement of 4,589,169 shares of our common stock in connection with the closing of the Asset Sale pursuant to an asset purchase agreement on July 1, 2022.

Risk factors
Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and incorporated by reference herein, before deciding to purchase our common stock. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, on page 40 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus supplement. The risks incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any such risks may materially and adversely affect our business, financial condition, results of operations, cash flows, reputation and future prospects. In this event, the market price of our common stock could decline, and you could lose part or all of your investment.

Cautionary note regarding forward-looking statements
This prospectus supplement (including the accompanying prospectus and the information incorporated by reference in this prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives, and financial needs. These forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements.
Some of the key factors that could cause actual results to differ from our expectations include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:
•
our reliance on our relationship with Popular for a significant portion of our revenues pursuant to our second amended and restated Master Services Agreement (as amended, “MSA”) with them, and to grow our merchant acquiring business;

•
as a regulated institution, the likelihood we will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition, and our potential inability to obtain such approval on a timely basis or at all, which may make transactions more expensive or impossible to complete, or make us less attractive to potential sellers;

•
our ability to renew our client contracts on terms favorable to us, including our contract with Popular, and any significant concessions we may grant to Popular with respect to pricing or other key terms arising out of any disputes or in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA;

•
our dependence on our processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on our personnel and certain third parties with whom we do business, and the risks to our business if our systems are hacked or otherwise compromised;

•	our ability to develop, install and adopt new software, technology and computing systems;
•	a decreased client base due to consolidations and failures in the financial services industry;
•	the credit risk of our merchant clients, for which we may also be liable;
•	the continuing market position of the ATH network;
•	a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending;
•	our dependence on credit card associations, including any adverse changes in credit card association or network rules or fees;
•	changes in the regulatory environment and changes in macroeconomic, market, international, legal, tax, political, or administrative conditions, including inflation or the risk of recession;

•
the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges;

•
additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect our customer base, general consumer spending, our cost of operations and our ability to hire and retain qualified employees;

•	operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability;
•	our ability to protect our intellectual property rights against infringement and to defend ourselves against claims of infringement brought by third parties;
•	our ability to comply with U.S. federal, state, local and foreign regulatory requirements;
•	evolving industry standards and adverse changes in global economic, political and other conditions;
•
our level of indebtedness and the impact of rising interest rates, restrictions contained in our debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future;

•	our ability to prevent a cybersecurity attack or breach to our information security;
•	the possibility that we could lose our preferential tax rate in Puerto Rico;
•	the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting our main markets in Latin America and the Caribbean;
•	uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021; and
•	the other factors set forth in “Risk Factors.”
The forward-looking statements included in this prospectus supplement are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as may be required by law.
You should read this prospectus supplement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

Use of proceeds
We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder in this offering.

Selling stockholder
The following table and accompanying footnotes set forth (i) the selling stockholder, (ii) the number of shares of common stock beneficially owned by the selling stockholder as of July 29, 2022 and the number of shares of common stock proposed to be sold in this offering by the selling stockholder, and (iii) the number of shares of common stock that will be beneficially owned by the selling stockholder following the offering and the Share Repurchase.
The amounts and percentages of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 66,778,164 shares of common stock outstanding as of July 29, 2022 and before giving effect to the completion of the Share Repurchase.
	Shares of common stock beneficially owned before the offering and the Share Repurchase			Shares of common stock beneficially owned after the offering and the Share Repurchase
Name and address of beneficial owner	Number of shares	Total voting percentage	Number of shares offered	Number of shares	Total voting percentage
Popular, Inc.	7,065,634(1)	10.6%	6,355,694	—	—%
(1)	The address of Popular, Inc. is 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918.

Material tax considerations
U.S. Federal Income Tax Considerations
The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of shares of our common stock by a U.S. Holder (as defined below) acquired for cash pursuant to this offering. This summary applies only to U.S. Holders that hold such shares as capital assets within the meaning of Section 1221 of the Code (as defined below).
This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The statements in this Prospectus Supplement are not binding on the U.S. Internal Revenue Service (the “IRS”) or any court, and thus we can provide no assurance that the U.S. federal income tax considerations discussed below will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of shares of our common stock. In particular, this summary does not address particular tax consequences that may be applicable to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax-exempt entities, regulated investment companies, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our stock by vote or value, individual holders who are bona fide residents of Puerto Rico during the entire taxable year (or, in some cases, a portion thereof) within the meaning of Sections 933 and 937 of the Code, corporations created or organized in or under the laws of Puerto Rico, persons holding shares as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of shares.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of our common stock generally will depend on such partner’s status and the activities of the partnership. A U.S. Holder that is a partner in such partnership should consult its tax advisor.
You should consult your tax advisors about the consequences of the acquisition, ownership, and disposition of the shares of our common stock, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.
Passive Foreign Investment Company Status
In general, as a corporation incorporated in Puerto Rico, we are treated as a foreign corporation for U.S. federal income tax purposes. A foreign corporation will be a passive foreign investment company (a “PFIC”) for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income includes interest, dividends, gains from transactions in commodities (other than certain active business gains from the sale of commodities) and other investment income, with certain exceptions. The PFIC rules also contain a look-through rule whereby a corporation will be treated as owning its proportionate share of the gross assets and earning its proportionate share of the gross income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock.
We believe, and the following discussion assumes, that we were not a PFIC for our taxable year ending December 31, 2021 and that, based on our market capitalization and the present composition of our income and assets (including the value of our goodwill, going-concern value or any other unbooked intangibles which may be determined based on the price of the shares) and the manner in which we conduct our business, we will not be a PFIC in our current taxable year or in the foreseeable future. Whether we are a PFIC is a factual determination made annually, and our status could change depending, among other things, upon changes in the composition of our gross income and the value of our ordinary shares and assets. The aggregate value of our assets for purposes of the PFIC determination may be determined by reference to the future trading value of shares of our common stock, which could fluctuate significantly. The IRS or a court may disagree with our determinations, including the manner in which we determines the value of our assets and the percentage of our assets that are passive assets under the PFIC rules. Accordingly, there can be no assurance that we are not or will not be a PFIC for the current taxable year or for any future taxable year.
Under the PFIC rules, if we are considered a PFIC at any time that a U.S. Holder holds shares of our common stock, we would continue to be treated as a PFIC with respect to such U.S. Holder unless (i) we cease to be a PFIC and (ii) the U.S. Holder makes a “deemed sale” election under the PFIC rules.
If we are considered a PFIC at any time that a U.S. Holder holds shares of our common stock, any gain recognized by the U.S. Holder on a sale or other disposition of the shares, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for the shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on the shares exceeds 125% of the average of the annual distributions on the shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the shares if we are considered a PFIC.
You are encouraged to consult your tax advisor as to our status as a PFIC and the tax consequences to you of such status.
Taxation of Dividends
Subject to the discussion above under “—Passive Foreign Investment Company Status,” the gross amount of any distribution of cash or property with respect to shares of our common stock (including any amount withheld in respect of Puerto Rican taxes) that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income and distributions in excess of earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in those shares and thereafter as capital gain.
We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect to treat distributions as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations.
Subject to certain exceptions for short-term positions, dividends received by an individual with respect to shares of our common stock will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Because we are organized under the laws of a possession of the United States, dividends paid on the shares generally will be treated as qualified dividends, provided that we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC. U.S. Holders should consult their tax advisors regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.

Dividend distributions with respect to shares of our common stock generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. Subject to the limitations and conditions provided in the Code and the applicable U.S. Treasury Regulations, a U.S. Holder may be able to claim a foreign tax credit against its U.S. federal income tax liability in respect of any Puerto Rican income taxes withheld at the appropriate rate applicable to the U.S. Holder from a dividend paid to such U.S. Holder. Alternatively, the U.S. Holder may deduct such Puerto Rican income taxes from its U.S. federal taxable income, provided that the U.S. Holder elects to deduct rather than credit all foreign income taxes for the relevant taxable year. Pursuant to recently issued U.S. Treasury regulations (“Foreign Tax Credit Regulations”), however, a U.S. Holder may not be able to claim a foreign tax credit arising from any foreign tax imposed on a distribution on shares of our common stock, depending on the nature of such foreign tax. The rules with respect to foreign tax credits or deductions are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit or deduction under their particular circumstances, including the potential impact of the Foreign Tax Credit Regulations.
Taxation of Dispositions of Shares of our Common Stock
Subject to the discussion above under “—Passive Foreign Investment Company Status,” upon a sale, exchange or other taxable disposition of shares of our common stock, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the shares. A U.S. Holder’s adjusted tax basis in the shares generally will equal the cost of such shares. Such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the share has been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.
Gain, if any, realized by a U.S. Holder on the sale or other disposition of the shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Consequently, if a Puerto Rican tax is imposed on the sale or disposition of the shares, a U.S. Holder that does not receive significant foreign source income from other sources may not be able to derive effective U.S. foreign tax credit benefits in respect of such Puerto Rican taxes. Furthermore, as discussed above, the Foreign Tax Credit Regulations may further limit a U.S. Holder’s ability to claim such a foreign tax credit, depending on the nature of such foreign tax. U.S. Holders should consult their tax advisors regarding the application of the foreign tax credit rules to their investment in, and disposition of, shares of our common stock, including the potential impact of the Foreign Tax Credit Regulations.
Foreign Financial Asset Reporting.
Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include shares of our common stock) are required to report information relating to such assets, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of the shares.
Backup Withholding and Information Reporting
Dividends paid on, and proceeds from the sale or other disposition of, shares of our common stock to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Material Puerto Rico income tax considerations
The following discussion summarizes the material Puerto Rico tax considerations relating to the ownership and disposition of shares of our common stock.

This discussion is based on the tax laws of Puerto Rico as in effect on the date of this registration statement, as well as regulations, administrative pronouncements and judicial decisions available on or before such date and now in effect. All of the foregoing are subject to different interpretations and are also subject to change, which change could apply retroactively and could affect the continued validity of this summary.
This discussion deals only with common stock held by a holder who purchases and holds them as “capital assets” within the meaning of Section 1034.01 of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”) (i.e., generally property held for investment).
For purposes of the discussion below, a “domestic corporation” is a corporation or other entity organized under the laws of Puerto Rico that is treated as a corporation for Puerto Rico income tax purposes, excluding corporations or other types of entities subject to pass through tax treatment or any other special tax regime under the PR Code. Furthermore, a “foreign corporation” is a corporation or other entity taxable as a corporation for Puerto Rico income tax purposes that is organized under the laws of a jurisdiction other than Puerto Rico. Foreign corporations organized under the laws of the United States or any of the states of the United States are considered “foreign corporations” for Puerto Rico income tax purposes.
The following discussion does not intend to cover all aspects of the tax laws of Puerto Rico that may be relevant to a purchaser of common stock in light of the purchaser’s particular circumstances, or to purchasers subject to special rules of taxation, such as insurance companies, banks, tax-exempt organizations, partnerships or other pass-through entities for Puerto Rico income tax purposes, “Special Partnerships,” “Corporations of Individuals,” registered investment companies or certain pension trusts.
If you are considering acquiring, owning or disposing of our common stock, you should consult your own tax advisors concerning the consequences of Puerto Rico income tax in light of your particular situation as well as any consequences arising under the laws of any other jurisdiction.
Taxation of dividends
Distributions of cash or other property made with respect to our common stock will be treated as dividends to the extent that they are paid out of current or accumulated earnings and profits. To the extent that a distribution exceeds our current and accumulated earnings and profits, the distribution will be applied against and reduce the adjusted Puerto Rico income tax basis of our common stock in the hands of the holder. The excess of any distribution of this type over the adjusted Puerto Rico income tax basis of the holder will be treated as a gain on the sale or exchange of our common stock and will be subject to income tax as described below.
Individual residents of Puerto Rico and domestic corporations
Except for certain exempt dividends described below, individuals who are residents of Puerto Rico (“PR Individuals”) will be subject to a 15% withholding tax on dividends paid on our common stock. In addition, PR Individuals may be subject to the alternative basic tax (“ABT”), to the extent such tax exceeds the applicable regular income tax imposed by the PR Code. If the ABT is applicable, the dividends may be subject to an additional tax of up to 9%. You should consult your tax advisor regarding the application of the ABT in connection with an investment in our common stock.
Provided the common stock is held in his or her name, a PR Individual may opt out of the 15% withholding tax described above by providing us with a written statement. If such PR Individual holds the common stock in the name of a broker or other direct or indirect participant of Depository Trust Company (“DTC”), certain other procedures may need to be followed for purposes of opting out of the 15% withholding tax. If the PR Individual opts out of the 15% withholding tax, they will be required to include the amount of the dividend as ordinary income and will be subject to Puerto Rico income tax thereon at the normal income tax rates, which currently may be up to 33%. Even if the withholding is actually made, the PR Individual may elect, upon filing his or her Puerto Rico income tax return for the year the dividend is paid, for the dividends to be taxed at the normal income tax rates applicable to individuals. In this case, the 15% income tax withheld will be creditable against the normal tax so determined.
Domestic corporations will be subject to Puerto Rico income tax on dividends paid or accrued on our common stock at the normal corporate income tax rates, subject to a dividend received deduction. The dividend received deduction will be equal to 85% of the dividend received, but the deduction may not exceed 85% of the corporation’s net taxable income. The current maximum corporate income tax rate under the PR Code is 37.5%. No income tax withholding will be imposed on dividends paid on our common stock provided such stock is held in the name of the domestic corporation. However, if such domestic corporation holds the common stock in the name of a broker or other direct or indirect participant of DTC, then a 10% income tax withholding will be made on dividends paid on the common stock held on behalf of such domestic corporation, unless certain procedures are followed for purposes of opting out of the 10% withholding tax. If the withholding is actually made, the 10% income tax withheld will be creditable against the Puerto Rico income tax liability of the domestic corporation.
We have investments in entities covered by a tax exemption grant under Act No. 73 of 2008, as amended (“Grant” and “Act 73”, respectively), from which we may derive industrial development income (“IDI”), which is subject to a special Puerto Rico income tax treatment. Pursuant to Act 73 and the Grant, dividend distributions made by us from IDI to PR Individuals and domestic corporations will not be subject to Puerto Rico income tax, including ABT. Subsequent distributions from said IDI will not be subject to any Puerto Rico income tax. The determination of the amount of dividend distributions attributable to IDI and subject to the tax exemption under Act 73 and the Grant shall be determined and allocated by us.
Individuals who are not residents of Puerto Rico and foreign corporations
The following discussion regarding the income taxation of dividends on the common stock received by individuals who are not residents of Puerto Rico (“Non-PR Individuals”) and foreign corporations assumes that dividends will constitute income from sources within Puerto Rico. Generally, a dividend declared by a domestic corporation will constitute income from sources within Puerto Rico unless the corporation derived less than 20% of its gross income from sources within Puerto Rico for the three taxable years preceding the year of the declaration. We believe that we have derived more than 20% of our gross income from Puerto Rico sources on an annual basis since our incorporation and expect that in the future more than 20% of our gross income on an annual basis will be from Puerto Rico sources.
Dividends paid on the common stock to any Non-PR Individual will be subject to a 15% withholding tax, and dividends paid on the common stock to any foreign corporation that is not engaged in a trade or business in Puerto Rico will be subject to a 10% withholding income tax.
Dividends paid on the common stock to any foreign corporation that is engaged in a trade or business in Puerto Rico will be subject to the normal corporate income tax rates applicable to domestic corporations on its net income that is effectively connected with the trade or business in Puerto Rico, which will include the dividends on the common stock. A foreign corporation that is engaged in a trade or business in Puerto Rico will be entitled to claim the 85% dividend received deduction as discussed above in connection with dividends received by domestic corporations from another domestic corporation. No income tax withholding will be imposed on dividends paid to foreign corporations engaged in a trade or business in Puerto Rico on the common stock provided such shares are held in the name of such foreign corporation. However, if such foreign corporation holds the common stock in the name of a broker or other direct or indirect participant of DTC, then, a 10% withholding tax will apply to dividends paid on the common stock held on behalf of such foreign corporation unless certain procedures are followed to certify to us through DTC that the beneficial owner of the common stock is a foreign corporation engaged in a trade or business in Puerto Rico. If the withholding is actually made, the 10% income tax withheld will be creditable against the Puerto Rico income tax liability of the foreign corporation.
As mentioned above, we also have investments in entities covered by the Grant from which we may derive IDI. Pursuant to Act 73 and the Grant, dividend distributions from IDI to Non-PR Individuals and foreign corporations will not be subject to Puerto Rico income tax. Subsequent distributions of said IDI will not be subject to any Puerto Rico income tax. The determination of the amount of dividend distributions attributable to IDI and subject to the tax exemption under Act 73 and the Grant shall be determined and allocated by us.
Taxation of dispositions of common stock
The sale or exchange of common stock will give rise to gain or loss for Puerto Rico income tax purposes equal to the difference between the amount realized on the sale or exchange and the Puerto Rico income tax basis of the common stock in the hands of the holder. Any gain or loss that is required to be recognized will be a capital gain or loss if the common stock is held as a capital asset by the holder and will be a long-term capital gain or loss if the holder’s holding period of the common stock exceeds one year. Additionally, Act 73 imposes additional rules in determining the tax basis of the common stock in the hands of the holder upon their sale or exchange.

Individual residents of Puerto Rico and domestic corporations
Gain on the sale or exchange of the common stock by a PR Individual or a domestic corporation will generally be required to be recognized as gross income and will be subject to Puerto Rico income tax.
If the holder is a PR Individual and the gain is a long-term capital gain, the gain will qualify for an alternative tax rate of 15%. If the holder is a domestic corporation and the gain is a long-term capital gain, the gain will qualify for an alternative tax rate of 20%. PR Individuals and domestic corporations may elect to treat such capital gains as ordinary income subject to regular income tax rates instead of the applicable capital gains tax. However, a portion of the gain on the sale or exchange of the common stock by a PR Individual or a domestic corporation may be subject to a special capital gain tax of 4% pursuant to Act 73 if it is sold during the duration of the Grant. The amount of gain subject to the special 4% tax rate will depend on the portion of the gain attributable to the exempt operations conducted under the Grant. If the sale or exchange takes place after the expiration of the Grant, the amount of gain subject to the special 4% tax rate will be limited to the value of the shares at the date of the expiration of the Grant reduced by: (1) the amount of exempt distributions received by the shareholder; and (2) the tax basis of the common stock in the hands of the holder as computed pursuant to Act 73. Any remaining gain shall be subject to taxation pursuant to the provisions of the PR Code.
In addition, PR Individuals may be subject to the ABT on the portion of the gain subject to the 15% tax, to the extent the ABT exceeds the applicable regular income tax imposed by the PR Code. You should consult your tax advisor regarding the application of the ABT in connection with an investment in and disposition of the common stock.
Non-PR individuals and foreign corporations
Non-PR Individuals and foreign corporations not engaged in a trade or business in Puerto Rico will not be subject to Puerto Rico income tax on the sale or exchange of the common stock. A foreign corporation that is engaged in a trade or business in Puerto Rico will generally be subject to income tax as described above for domestic corporations, plus a 10% branch profits tax, on any gain realized on the sale or exchange of the common stock if the gain is effectively connected with the Puerto Rico trade or business. You should consult your tax advisor regarding the rules to determine effectively connected income and the application of the branch profits tax.
Municipal license taxation
Individuals and corporations that are not engaged in a trade or business in Puerto Rico will not be subject to municipal license tax on dividends paid on the common stock or on any gain realized on the sale, exchange or redemption of the common stock.
Individuals, residents or non-residents, and corporations, domestic or foreign, that are engaged in a trade or business in Puerto Rico will generally be subject to municipal license tax on dividends paid on the common stock and on the gain realized on the sale, exchange or redemption of the common stock if the dividends or gain are attributable to that trade or business. The municipal license tax is imposed on the volume of business of the taxpayer, and the tax rates vary by municipalities with the current maximum rate being 1.5% in the case of financial businesses and 0.5% for other businesses.

Underwriting
J.P. Morgan Securities LLC is acting as book-running manager of the offering and as the underwriter. Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares indicated below:
Name	Number of Shares
J.P. Morgan Securities LLC
Total
The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.
Commissions and discounts
The underwriter initially proposes to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriter. The underwriter may effect such transactions by selling shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
The following table shows the per share and total public offering price and underwriting discounts, and proceeds before expenses to the selling stockholder.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholder	$	$
The expenses of the offering, not including the underwriting discounts, are estimated at approximately $0.8 million and are payable by us. The selling stockholder will not pay any offering expenses (other than the underwriting discounts).
Listing
Our shares of common stock are listed on the NYSE under the trading symbol “EVTC.”
Lock-up agreements
We and all of our directors and executive officers have agreed that, without the prior written consent of J.P. Morgan Securities LLC, we and they will not, during the period ending 60 days after the date of this prospectus supplement:
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or publicly disclose the intention to make any offer, sale, pledge, or disposition; or

•	enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. We have agreed that without the prior written consent of J.P. Morgan Securities

LLC, we will not, during the period ending 60 days after the date of this prospectus supplement, file any registration statement (other than a Registration Statement on Form S-8) with the SEC relating to any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or publicly disclose the intention to make any filing, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, all of our directors and officers agree that, without the prior written consent of J.P. Morgan Securities LLC, they will not, during the period ending 60 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph do not apply to the sale of shares to the underwriter and are subject to other customary exceptions.
J.P. Morgan Securities LLC, in its sole discretion, may release or waive the restrictions on our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time as more fully described in such lock-up agreements.
The selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act.
Price stabilization, short positions and penalty bids
In order to facilitate the offering of the common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter. The underwriter can close out a covered short sale by purchasing shares in the open market. The underwriter may also sell shares, to purchase additional shares creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.
The underwriter may also impose a penalty bid. This occurs when the underwriter repays a portion of the underwriting discount received by it because the underwriter repurchased shares sold by or for the account of the underwriter in stabilizing or short covering transactions. We and the selling stockholder have agreed to indemnify the underwriter, including its controlling persons, against certain liabilities, including liabilities under the Securities Act.
Electronic distribution
A prospectus supplement in electronic format may be made available on websites maintained by the underwriter. The underwriter may agree to allocate a number of shares of common stock for sale to its online brokerage account holders. Internet distributions will be allocated on the same basis as other allocations.
Indemnification
We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriter may be required to make for these liabilities.
Pricing of the offering
The offering price will be determined by negotiations between Popular and the underwriter. In addition to prevailing market conditions, among the factors to be considered in determining the offering price are our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours.

Selling restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock, except that the shares of common stock may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriter for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”).
provided that no such offer of the shares of common stock shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of common stock in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore
The underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter will not offer or sell any shares of common stock or cause the shares of common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the shares of commons stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of common stock.
The Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Affiliations
The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and other financial and non-financial activities and services. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or may receive customary fees and expenses. Certain affiliates of the underwriter are lenders under our senior secured credit facilities.
In the ordinary course of business, the underwriter and its respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or for the accounts of their customers, and such investment and securities activities may involve or relate to assets, securities or instruments of the issuer (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the issuer. The underwriter and its respective affiliates may also make investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such assets, securities and instruments.

Legal matters
Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, New York, New York. The validity of the shares of Common Stock offered hereby will be passed upon for us by O’Neill & Borges LLC, San Juan, Puerto Rico. Certain legal matters in connection with the offering will be passed upon for the underwriter by Simpson Thacher & Bartlett LLP, New York, New York.
Experts
The financial statements and related financial statement schedule of EVERTEC, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus supplement, and the effectiveness of EVERTEC, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Where you can find more information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of common stock offered hereby, you should refer to the registration statement and to the exhibits and schedules filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC, copies of which are available free of charge on the SEC’s website, www.sec.gov.
You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:
Cupey Center Building,
Road 176, Kilometer 1.3,
San Juan, Puerto Rico 00926
(787) 759-9999
Our internet address is https://evertecinc.com and the investor relations section of our website is located at http:// www.evertecinc.com. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or accessible through, our websites that is not specifically incorporated by reference herein is not a part of this prospectus supplement.

Incorporation of documents by reference
The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, except for information “furnished” under Items 2.02 or 7.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement.
We hereby incorporate by reference the following documents:
(a)	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 25, 2022;
(b)
our Definitive Proxy Statement on Schedule 14A, filed on April 4, 2022, but only with respect to information incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021;

(c)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed on April 29, 2022 and August 5, 2022, respectively;
(d)	our Current Reports on Form 8-K, filed on February 24, 2022, February 24, 2022, May 25, 2022, July 1, 2022 and July 29, 2022; and
(e)	the description of our securities filed as Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020.
We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to: EVERTEC, Inc., Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926. These documents are also available on the Investor Relations section of our website, which is located at http://www.evertecinc.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Neither we, the selling stockholder or the underwriter, have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. Neither we, the selling stockholder or the underwriter, take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

EVERTEC, Inc.

Common Stock
All of the shares of the common stock of EVERTEC, Inc., par value $0.01 per share (the “Common Stock”) in this offering may be sold from time to time by the Stockholder (as defined herein) identified in this prospectus in public or private transactions or both. Under the terms of the Stockholder Agreement (as defined below), we are obligated to file this registration statement as a consequence of being a well-known seasoned issuer as defined in rules of the Securities and Exchange Commission. We are registering these Evertec shares pursuant to that obligation and not as a result of any express exercise of any right by the Stockholder. We will not receive any of the proceeds from any sale of these shares by the Stockholder.
Our common stock is listed on the New York Stock Exchange under the symbol “EVTC.” The closing price of our common stock on April 30, 2021 was $39.90 per share.
Any of the shares of our Common Stock offered by the Stockholder may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices. This prospectus describes the general manner in which the shares of our Common Stock may be offered and sold by the Stockholder. The specific manner in which shares of Common Stock are offered and sold may be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any related prospectus supplement, together with the documents we incorporate by reference, before you invest.
The Stockholder may offer and sell all or a portion of their shares of our Common Stock through one or more underwriters, dealers or agents; through underwriting syndicates managed or co-managed by one or more underwriters; on the New York Stock Exchange or any other stock exchange, market or trading facility on which the Common Stock is traded; or directly to purchasers, on a continuous or delayed basis. We provide more information about how the shares may be offered and sold in the section entitled “Plan of Distribution” beginning on page 10.
Investing in our common stock involves risks. You should carefully consider the risks referenced under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto, before making a decision to invest in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 4, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, using a “shelf” registration process. Because we used a shelf registration statement, the Stockholder may, from time to time, sell Common Stock in one or more offerings. We may provide a prospectus supplement to this prospectus that will contain specific information about the terms of an offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and any free writing prospectus related to the Common Stock that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor the Stockholder have authorized anyone to give you any other information, and we or the Stockholder take no responsibility for any other information that others may give you. We and the Stockholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.
References in this prospectus to “EVERTEC,” “we,” “us,” “our,” or “the Company” are to EVERTEC, Inc. and its subsidiaries on a consolidated basis, unless the context indicates otherwise.

Forward-Looking Statements
This prospectus and any amendment or supplement thereto, including the documents incorporated by reference into this prospectus and any amendment or supplement thereto, includes forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, among other things, statements regarding:
•
our reliance on our relationship with Popular, Inc. (“Popular”) for a significant portion of our revenues pursuant to our Amended and Restated Master Service Agreement (“MSA”) with them and to grow our merchant acquiring business;

•
as a regulated institution, the likelihood we will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition, and our potential inability to obtain such approval on a timely basis or at all, which may make transactions more expensive or impossible to complete, or make us less attractive to potential sellers;

•
our ability to renew our client contracts on terms favorable to us, including our contract with Popular, and any significant concessions we may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA;

•
our dependence on our processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on our personnel and certain third parties with whom we do business, and the risks to our business if our systems are hacked or otherwise compromised;

•	our ability to develop, install and adopt new software, technology and computing systems;
•	a decreased client base due to consolidations and failures in the financial services industry;
•	the credit risk of our merchant clients, for which we may also be liable;
•	the continuing market position of the ATH network;
•	a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending;
•	our dependence on credit card associations, including any adverse changes in credit card association or network rules or fees;
•	changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions;
•
the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges;

•
additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect our customer base, general consumer spending, our cost of operations and our ability to hire and retain qualified employees;

•	operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability;
•	our ability to protect our intellectual property rights against infringement and to defend ourselves against claims of infringement brought by third parties;
•	our ability to comply with U.S. federal, state, local and foreign regulatory requirements;
•	evolving industry standards and adverse changes in global economic, political and other conditions;
•	our level of indebtedness and restrictions contained in our debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future;
•	our ability to prevent a cybersecurity attack or breach in our information security;

•	the possibility that we could lose our preferential tax rate in Puerto Rico;
•	the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting our main markets in Latin America and the Caribbean;
•	uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021;
•
the continued impact of the COVID-19 pandemic and measures taken in response to the outbreak, on our resources, net income and liquidity due to current and future disruptions in operations as well as the macroeconomic instability caused by the pandemic;

•	the nature, timing and amount of any restatement; and
•	other risks and uncertainties detailed on “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020;
as well as statements regarding our future operations, financial condition and prospects, and business strategies. These forward-looking statements also include all statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy, and the plans and objectives of management for future operations. The words “will,” “will continue,” “will likely result,” “may,” “could,” “likely,” “ongoing,” “continue,” “anticipate,” “estimate,” “predict,” “expect,” “project,” “intend,” “plan,” “believe,” “anticipate,” “target,” “forecast,” “goal,” “objective,” “aim,” and other words and terms of similar meaning are intended to identify forward-looking statements.
These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, including in the section captioned “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in particular, the risks discussed in the sections captioned “Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.

Prospectus Summary
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, and in other documents that we subsequently file with the SEC that are incorporated by reference herein.
EVERTEC
EVERTEC is a leading full-service transaction-processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. We serve 26 countries out of 11 offices, including our headquarters in Puerto Rico. We own and operate the ATH network, one of the leading personal identification number debit networks in Latin America. We manage a system of electronic payment networks and offer a comprehensive suite of services for core banking, cash processing, and fulfillment in Puerto Rico, that process approximately three billion transactions annually. Additionally we offer technology outsourcing in all the regions we serve. We serve a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions that enable them to issue, process and accept transactions securely.
Our broad suite of services spans the entire transaction-processing value chain and includes a range of front-end customer-facing solutions such as the electronic capture and authorization of transactions at the point-of-sale, as well as back-end support services such as the clearing and settlement of transactions and account reconciliation for card issuers. These include: (i) merchant acquiring services, which enable point of sales and e-commerce merchants to accept and process electronic methods of payment such as debit, credit, prepaid and electronic benefit transfer cards; (ii) payment processing services, which enable financial institutions and other issuers to manage, support and facilitate the processing for credit, debit, prepaid, automated teller machines and electronic benefit transfer card programs; and (iii) business process management solutions, which provide “mission-critical” technology solutions such as core bank processing, as well as IT outsourcing and cash management services to financial institutions, corporations and governments. We provide these services through scalable, end-to-end technology platforms that we manage and operate in-house and that generate significant operating efficiencies that enable us to maximize profitability.
We were incorporated under the laws of the Commonwealth of Puerto Rico in April 2012. Our main operating subsidiary, EVERTEC Group, LLC (formerly known as EVERTEC, LLC and EVERTEC, Inc.), was organized under the laws of the Commonwealth of Puerto Rico in 1988. Our headquarters are located at Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico 00926 and our telephone number is (787) 759-9999. Our Common Stock is listed on the New York Stock Exchange under the symbol “EVTC”. We maintain a number of websites, including www.evertecinc.com. The information on, or accessible through, our websites is not part of this prospectus.
The Offering
This prospectus relates to the resale of shares of Common Stock held by the Stockholder identified under “The Stockholder”. Under the terms of the Stockholder Agreement (as defined below), we are obligated to file this registration statement as a consequence of being a well-known seasoned issuer as defined in SEC rules. We are registering these Evertec shares pursuant to that obligation and not as a result of any express exercise of any right by the Stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock by the Stockholder.

Risk Factors
You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, and in other documents that we include or incorporate by reference into this prospectus.
Use Of Proceeds
All of the shares of Common Stock offered pursuant to this prospectus and sold by the Stockholder identified in this prospectus will be sold for the Stockholder’s own account. We will not receive any proceeds from the sale of shares of Common Stock by the Stockholder. We will pay all of the fees and expenses incurred by us in connection with this registration. The Stockholder will receive all of the net proceeds from this offering. See “The Stockholder.”
The Stockholder
This prospectus relates to the resale of shares of our Common Stock held by Popular, Inc. (the “Stockholder”). As of December 31, 2020, the Stockholder was our largest shareholder, and revenue derived from our relationship with the Stockholder was the single largest source of our revenues for the year ended December 31, 2020. Our agreements with the Stockholder are discussed in the section captioned “Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2021.
The registration statement of which this prospectus forms a part has been filed pursuant to our obligations under a Stockholder Agreement, dated April 17, 2012, by and between EVERTEC, Inc. and certain holders party thereto, including the Stockholder, as amended by the First Amendment to Stockholder Agreement, dated March 27, 2013, the Second Amendment to Stockholder Agreement, dated June 30, 2013, and the Third Amendment to Stockholder Agreement, dated November 13, 2013 (as so amended, the “Stockholder Agreement”). Under the terms of the Stockholder Agreement, we became obligated to file this registration statement upon becoming a well-known seasoned issuer. This particular term has been in the Stockholder Agreement since it was entered into in its original form in 2012. We are not filing this registration statement as a result of any express exercise of any right by the Stockholder.
Under the terms of the Stockholder Agreement, in connection with the offering by the Stockholder we will pay all expenses arising from or incident to the registration of the Common Stock pursuant to the Stockholder Agreement (other than certain selling expenses of the Stockholder, as discussed below). This includes all registration and filing fees; all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Common Stock); all printing, messenger and delivery expenses; fees, charges and disbursements of our counsel and accountants; the fees and expenses incurred in connection with the listing of the Common Stock on any national securities exchange; the fees and expenses incurred in connection with marketing (including any “road show”) with respect to any underwritten offerings; all fees and expenses incurred in connection with contracting for the services of any transfer agent or registrar; and we are obligated to reimburse the Stockholder for the reasonable and documented fees, charges and disbursements of its counsel. The Stockholder will bear all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Stockholder’s sale of Common Stock.
The table below sets forth certain information known to us with respect to the beneficial ownership of our shares of Common Stock held by the Stockholder as of the filing of this registration statement, based on information reported on Schedule 13G by the Stockholder. Information concerning the Stockholder may change from time to time.
Because the Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the Stockholder, or the amount or percentage of shares of our Common Stock that will be held by the Stockholder upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the Stockholder will sell all their shares of Common Stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 72,163,357 shares of our common stock outstanding as of April 28, 2021.
	Prior to the offering		After the offering (1)
Name of the Stockholder	Number of shares of Common Stock beneficially owned	Percent of shares of Common Stock outstanding	Number of shares of Common Stock registered for resale	Number of shares of Common Stock beneficially owned	Percent of shares of Common Stock outstanding
Popular, Inc.	11,654,803	16.2%	11,654,803	—	—
Total shares of our Common Stock registered			11,654,803
(1)	Assumes all shares of our Common Stock being offered hereby are sold by the Stockholder.

MATERIAL TAX CONSIDERATIONS
The following discussion contains a description of certain U.S. federal income tax and Puerto Rico tax consequences of the acquisition, ownership and disposition of our common stock, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase common stock. The discussion is based upon the federal income tax laws of the United States (including applicable regulations, rulings and court decisions), and Puerto Rico legislation and regulations thereunder as of the date hereof, which are subject to change, possibly with retroactive effect.
U.S. Federal Income Tax Considerations
The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of shares of our common stock by a U.S. Holder (as defined below).
This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.
This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of shares. In particular, this summary is directed only to U.S. Holders that hold shares as capital assets and does not address particular tax consequences that may be applicable to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax-exempt entities, regulated investment companies, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our stock by vote or value, individual holders who are bona fide residents of Puerto Rico during the entire taxable year (or, in some cases, a portion thereof) within the meaning of Sections 933 and 937 of the Code, corporations created or organized in or under the laws of Puerto Rico, persons holding shares as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of shares.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such shares.
You should consult your own tax advisors about the consequences of the acquisition, ownership, and disposition of the shares, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.
Passive Foreign Investment Company Status
In general, as a corporation incorporated in Puerto Rico, we are treated as a foreign corporation for U.S. federal income tax purposes. We believe, and the following discussion assumes, that we were not a passive foreign investment company (“PFIC”) for our taxable year ending December 31, 2020 and that, based on the present composition of our income and assets and the manner in which we conduct our business, we will not be a PFIC in our current taxable year or in the foreseeable future. Whether we are a PFIC is a factual determination made annually, and our status could change depending, among other things, upon changes in the composition of our gross income and the relative quarterly average value of our assets. If we were a PFIC for any taxable year in which you hold shares, you generally would be subject to additional taxes on certain distributions and any gain realized from the sale or other taxable disposition of the common stock regardless of whether we continued to be a PFIC in any subsequent year. You are encouraged to consult your own tax advisor as to our status as a PFIC and the tax consequences to you of such status.

Taxation of Dividends
Subject to the discussion above under “-Passive Foreign Investment Company Status,” the gross amount of any distribution of cash or property with respect to our common stock (including any amount withheld in respect of Puerto Rican taxes) that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend and will not be eligible for the dividends-received deduction allowed to corporations under the Code.
We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.
Subject to certain exceptions for short-term positions, dividends received by an individual with respect to the common stock will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Because we are organized under the laws of a possession of the United States, dividends paid on the common stock generally will be treated as qualified dividends, provided that we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our 2019 and 2020 taxable years. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our 2021 taxable year or in the foreseeable future. Holders should consult their own tax advisors regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.
Dividend distributions with respect to our common stock generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. Subject to the limitations and conditions provided in the Code and the applicable U.S. Treasury Regulations, a U.S. Holder may be able to claim a foreign tax credit against its U.S. federal income tax liability in respect of any Puerto Rican income taxes withheld at the appropriate rate applicable to the U.S. Holder from a dividend paid to such U.S. Holder. Alternatively, the U.S. Holder may deduct such Puerto Rican income taxes from its U.S. federal taxable income, provided that the U.S. Holder elects to deduct rather than credit all foreign income taxes for the relevant taxable year. The rules with respect to foreign tax credits are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
U.S. Holders that receive distributions of additional common stock or rights to subscribe for common stock as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.
Taxation of Dispositions of Common Stock
Subject to the discussion above under “-Passive Foreign Investment Company Status,” upon a sale, exchange or other taxable disposition of the common stock, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the common stock. Such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the common stock has been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.
Gain, if any, realized by a U.S. Holder on the sale or other disposition of the common stock generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Consequently, if a Puerto Rican tax is imposed on the sale or disposition of the common stock, a U.S. Holder that does not receive significant foreign source income from other sources may not be able to derive effective U.S. foreign tax credit benefits in respect of such Puerto Rican taxes. U.S. Holders should consult their own tax advisors regarding the application of the foreign tax credit rules to their investment in, and disposition of, the common stock.

Foreign Financial Asset Reporting.
Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year or US$75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on U.S. Internal Revenue Service (“IRS”) Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. The understatement of income attributable to “specified foreign financial assets” in excess of U.S.$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.
Backup Withholding and Information Reporting
Dividends paid on, and proceeds from the sale or other disposition of, the common stock to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.
A holder that is not a U.S. Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.
Material Puerto Rico Income Tax Consequences
The following discussion summarizes the material Puerto Rico tax considerations relating to the ownership and disposition of shares of our common stock.
This discussion is based on the tax laws of Puerto Rico as in effect on the date of this registration statement, as well as regulations, administrative pronouncements and judicial decisions available on or before such date and now in effect. All of the foregoing are subject to different interpretations and are also subject to change, which change could apply retroactively and could affect the continued validity of this summary.
This discussion deals only with common stock held by a holder who purchases and holds them as “capital assets” within the meaning of Section 1034.01 of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”) (i.e., generally property held for investment).
For purposes of the discussion below, a “domestic corporation” is a corporation or other entity organized under the laws of Puerto Rico that is treated as a corporation for Puerto Rico income tax purposes, excluding corporations or other types of entities subject to pass through tax treatment or any other special tax regime under the PR Code. Furthermore, a “foreign corporation” is a corporation or other entity taxable as a corporation for Puerto Rico income tax purposes that is organized under the laws of a jurisdiction other than Puerto Rico. Foreign corporations organized under the laws of the United States or any of the states of the United States are considered “foreign corporations” for Puerto Rico income tax purposes.
The following discussion does not intend to cover all aspects of the tax laws of Puerto Rico that may be relevant to a purchaser of common stock in light of the purchaser’s particular circumstances, or to purchasers subject to special rules of taxation, such as insurance companies, banks, tax-exempt organizations, partnerships or other pass-through entities for Puerto Rico income tax purposes, “Special Partnerships,” “Corporations of Individuals,” registered investment companies or certain pension trusts.
If you are considering acquiring, owning or disposing of our common stock, you should consult your own tax advisors concerning the consequences of Puerto Rico income tax in light of your particular situation as well as any consequences arising under the laws of any other jurisdiction.
Taxation of Dividends
Distributions of cash or other property made with respect to our common stock will be treated as dividends to the extent that they are paid out of current or accumulated earnings and profits. To the extent that a distribution exceeds our current and accumulated earnings and profits, the distribution will be applied against and reduce the adjusted Puerto Rico income tax basis of our common stock in the hands of the holder. The excess of any distribution of this type over the adjusted Puerto Rico income tax basis will be treated as a gain on the sale or exchange of our common stock and will be subject to income tax as described below.
Individual Residents of Puerto Rico and Domestic Corporations
Except for certain exempt dividends described below, individuals who are residents of Puerto Rico (“PR Individuals”) will be subject to a 15% withholding tax on dividends paid on our common stock. In addition, PR Individuals may be subject to the alternative basic tax (“ABT”), to the extent such tax exceeds the applicable regular income tax imposed by the PR Code. If the ABT is applicable, the dividends may be subject to an additional tax of up to 9%. You should consult your tax advisor regarding the application of the ABT in connection with an investment in our common stock.
Provided the common stock is held in his or her name, a PR Individual may opt out of the 15% withholding tax described above by providing us with a written statement. If such PR Individual holds the common stock in the name of a broker or other direct or indirect participant of Depository Trust Company (“DTC”), certain other procedures may need to be followed for purposes of opting out of the 15% withholding tax. If the PR Individual opts out of the 15% withholding tax, they will be required to include the amount of the dividend as ordinary income and will be subject to Puerto Rico income tax thereon at the normal income tax rates, which currently may be up to 33%. Even if the withholding is actually made, the PR Individual may elect, upon filing his or her Puerto Rico income tax return for the year the dividend is paid, for the dividends to be taxed at the normal income tax rates applicable to individuals. In this case, the 15% income tax withheld will be creditable against the normal tax so determined.
Domestic corporations will be subject to Puerto Rico income tax on dividends paid or accrued on our common stock at the normal corporate income tax rates, subject to a dividend received deduction. The dividend received deduction will be equal to 85% of the dividend received, but the deduction may not exceed 85% of the corporation’s net taxable income. The current maximum corporate income tax rate under the PR Code is 37.5%. No income tax withholding will be imposed on dividends paid on our common stock provided such stock is held in the name of the domestic corporation. However, if such domestic corporation holds the common stock in the name of a broker or other direct or indirect participant of DTC, then a 10% income tax withholding will be made on dividends paid on the common stock held on behalf of such domestic corporation, unless certain procedures are followed for purposes of opting out of the 10% withholding tax. If the withholding is actually made, the 10% income tax withheld will be creditable against the Puerto Rico income tax liability of the domestic corporation.
We have investments in entities covered by a tax exemption grant under Act No. 73 of 2008, as amended (“Grant” and “Act 73”, respectively), from which we may derive industrial development income, which is exempt from Puerto Rico income tax (“IDI”). Pursuant to Act 73 and the Grant, dividend distributions made by us from IDI to PR Individuals and domestic corporations will not be subject to Puerto Rico income tax, including ABT. Subsequent distributions from said IDI will not be subject to any Puerto Rico income tax. The determination of the amount of dividend distributions attributable to IDI and subject to the tax exemption under Act 73 and the Grant shall be determined and allocated by us.
Individuals Who Are Not Residents of Puerto Rico and Foreign Corporations
The following discussion regarding the income taxation of dividends on the common stock received by individuals who are not residents of Puerto Rico (“Non-PR Individuals”) and foreign corporations assumes that dividends will constitute income from sources within Puerto Rico. Generally, a dividend declared by a domestic corporation will constitute income from sources within Puerto Rico unless the corporation derived less than 20% of its gross income from sources within Puerto Rico for the three taxable years preceding the year of the declaration. We believe that we have derived more than 20% of our gross income from Puerto Rico sources on an annual basis since our incorporation and expect that in the future more than 20% of our gross income on an annual basis will be from Puerto Rico sources.
Dividends paid on the common stock to any Non-PR Individual will be subject to a 15% withholding tax, and dividends paid on the common stock to any foreign corporation that is not engaged in a trade or business in Puerto Rico will be subject to a 10% withholding income tax.

Dividends paid on the common stock to any foreign corporation that is engaged in a trade or business in Puerto Rico will be subject to the normal corporate income tax rates applicable to domestic corporations on its net income that is effectively connected with the trade or business in Puerto Rico, which will include the dividends on the common stock. A foreign corporation that is engaged in a trade or business in Puerto Rico will be entitled to claim the 85% dividend received deduction as discussed above in connection with dividends received by domestic corporations from another domestic corporation. No income tax withholding will be imposed on dividends paid to foreign corporations engaged in a trade or business in Puerto Rico on the common stock provided such shares are held in the name of such foreign corporation. However, if such foreign corporation holds the common stock in the name of a broker or other direct or indirect participant of DTC, then, a 10% withholding tax will apply to dividends paid on the common stock held on behalf of such foreign corporation unless certain procedures are followed to certify to us through DTC that the beneficial owner of the common stock is a foreign corporation engaged in a trade or business in Puerto Rico. If the withholding is actually made, the 10% income tax withheld will be creditable against the Puerto Rico income tax liability of the foreign corporation.
As mentioned above, we also have investments in entities covered by the Grant from which we may derive IDI. Pursuant to Act 73 and the Grant, dividend distributions from IDI to Non-PR Individuals and foreign corporations will not be subject to Puerto Rico income tax. Subsequent distributions of said IDI will not be subject to any Puerto Rico income tax. The determination of the amount of dividend distributions attributable to IDI and subject to the tax exemption under Act 73 and the Grant shall be determined and allocated by us.
Taxation of Dispositions of Common Stock
The sale or exchange of common stock will give rise to gain or loss for Puerto Rico income tax purposes equal to the difference between the amount realized on the sale or exchange and the Puerto Rico income tax basis of the common stock in the hands of the holder. Any gain or loss that is required to be recognized will be a capital gain or loss if the common stock are held as a capital asset by the holder and will be a long-term capital gain or loss if the holder’s holding period of the common stock exceeds one year. Additionally, Act 73 imposes additional rules in determining the tax basis of the common stock in the hands of the holder upon their sale or exchange.
Individual Residents of Puerto Rico and Domestic Corporations
Gain on the sale or exchange of the common stock by a PR Individual or a domestic corporation will generally be required to be recognized as gross income and will be subject to Puerto Rico income tax.
If the holder is a PR Individual and the gain is a long-term capital gain, the gain will be taxable at a maximum rate of 15%. If the holder is a domestic corporation and the gain is a long-term capital gain, the gain will qualify for an alternative tax rate of 20%. PR Individuals and domestic corporations may elect to treat such capital gains as ordinary income subject to regular income tax rates instead of the applicable capital gains tax. However, a portion of the gain on the sale or exchange of the common stock by a PR Individual or a domestic corporation may be subject to a special capital gain tax of 4% pursuant to Act 73 if it is sold during the duration of the Grant. The amount of gain subject to the special 4% tax rate will depend on the portion of the gain attributable to the exempt operations conducted under the Grant. If the sale or exchange takes place after the expiration of the Grant, the amount of gain subject to the special 4% tax rate will be limited to the value of the shares at the date of the expiration of the Grant reduced by: (1) the amount of exempt distributions received by the shareholder; and (2) the tax basis of the common stock in the hands of the holder as computed pursuant to Act 73. Any remaining gain shall be subject to taxation pursuant to the provisions of the PR Code.
In addition, PR Individuals may be subject to the ABT on the portion of the gain subject to the 15% tax, to the extent the ABT exceeds the applicable regular income tax imposed by the PR Code. You should consult your tax advisor regarding the application of the ABT in connection with an investment in the common stock.
PR Individuals and Foreign Corporations
Non-PR Individuals and foreign corporations not engaged in a trade or business in Puerto Rico will not be subject to Puerto Rico income tax on the sale or exchange of the common stock.
A foreign corporation that is engaged in a trade or business in Puerto Rico will generally be subject to income tax as described above for domestic corporations, plus a 10% branch profits tax, on any gain realized on the sale or exchange of the common stock if the gain is effectively connected with the Puerto Rico trade or business. You should consult your tax advisor regarding the rules to determine effectively connected income and the application of the branch profits tax.
Municipal License Taxation
Individuals and corporations that are not engaged in a trade or business in Puerto Rico will not be subject to municipal license tax on dividends paid on the common stock or on any gain realized on the sale, exchange or redemption of the common stock.
Individuals, residents or non-residents, and corporations, domestic or foreign, that are engaged in a trade or business in Puerto Rico will generally be subject to municipal license tax on dividends paid on the common stock and on the gain realized on the sale, exchange or redemption of the common stock if the dividends or gain are attributable to that trade or business. The municipal license tax is imposed on the volume of business of the taxpayer, and the tax rates vary by municipalities with the current maximum rate being 1.5% in the case of financial businesses and 0.5% for other businesses.

Plan Of Distribution
The Stockholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, private transactions, transactions on the New York Stock Exchange or any other stock exchange, market or trading facility on which the Common Stock is traded, a combination of these methods, through underwriters or dealers, through agents and/or directly to one or more purchasers, or any other method permitted pursuant to applicable law. (As used under this caption “Plan of Distribution”, the term “securities” means the Common Stock offered by this prospectus and any applicable prospectus supplement, unless otherwise expressly stated or the context otherwise requires.) The securities may be distributed from time to time in one or more transactions, each of which may be described in a prospectus supplement and which may include transactions:
•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
In connection with a particular public sale of securities pursuant to this prospectus, we may provide a prospectus supplement or supplements that describe the method of distribution and set forth the terms and conditions of the offering of such securities, including (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities; (iii) any options under which underwriters may purchase additional securities from the Stockholder; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Offers to purchase the securities offered pursuant to this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of securities offered pursuant to this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of securities offered pursuant to this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the Stockholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with any offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the Stockholder may each or both enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option, if any, to purchase additional securities from the Stockholder. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. None of the persons participating in any such offering will be obligated to engage in these transactions and these transactions, if commenced, may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
The Stockholder may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by the registration statement of which this prospectus forms a part to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell the securities covered by and pursuant to the registration statement of which this prospectus forms a part and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the Stockholder or others to settle such sales and may use securities received from the Stockholder to close out or hedge any related short positions. The Stockholder may also loan or pledge securities covered by the registration statement of which this prospectus forms a part and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to the registration statement of which this prospectus forms a part and the applicable prospectus supplement or pricing supplement, as the case may be.
There can be no assurance that the Stockholder will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Stockholder will not transfer, devise or gift the securities by other means not described in this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The underwriters, dealers and agents may engage in transactions with us or the Stockholder, or perform services for us or the Stockholder, in the ordinary course of business for which they receive compensation.
Under the terms of the Stockholder Agreement, we have obligations to indemnify the Stockholder against certain liabilities, including certain liabilities under the Securities Act in connection with the registration of the securities.

Legal Matters
Certain legal matters in connection with this offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The validity of the shares of Common Stock offered hereby will be passed upon for us by O’Neill & Borges LLC, San Juan, Puerto Rico.
Experts
Deloitte & Touche LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Deloitte & Touche LLP’s reports, given on their authority as experts in accounting and auditing.
Information Incorporated By Reference
The following documents previously filed with the SEC are hereby incorporated by reference in this prospectus (other than filings or portions of filings that are either (i) described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) furnished under applicable SEC rules rather than filed):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, as amended by Amendment No.1 filed with the SEC on April 1, 2021 (together, the “Annual Report”);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended on March 31, 2021, filed with the SEC on April 30, 2021;
•	our Current Reports on Form 8-K filed with the SEC on April 22, 2021 and April 29, 2021;
•	our definitive Proxy Statement on Form 14A filed with the SEC on April 9, 2021, as supplemented and amended by our Proxy Statement Supplement No. 1 filed with the SEC on April 14, 2021; and
•	the description of our securities filed as Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed.
EVERTEC hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:
Cupey Center Building,
Road 176, Kilometer 1.3,
San Juan, Puerto Rico 00926
(787) 759-9999

Where You Can Find Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.
Our internet address is https://evertecinc.com and the investor relations section of our website is located at https://ir.evertecinc.com/. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or accessible through, our websites that is not specifically incorporated by reference herein is not a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of Common Stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Stock.
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to EVERTEC and the shares of our Common Stock, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

6,355,694 Shares

EVERTEC, Inc.
Common Stock
Prospectus Supplement
J.P. Morgan